Exhibit 10.10

PRODUCT DEVELOPMENT AGREEMENT

BY AND BETWEEN

SHARKNINJA EUROPE LTD.

AND

JS GLOBAL TRADING HK LIMITED

Dated as of [●], 2023

PRODUCT DEVELOPMENT AGREEMENT

This PRODUCT DEVELOPMENT AGREEMENT (this “Agreement”), dated as of [●], 2023 (the “Effective Date”), between SharkNinja Europe Ltd., a private limited company incorporated under the laws of England and Wales (“SharkNinja”), and JS Global Trading HK Limited, a private company limited by shares incorporated in Hong Kong (“JS Global”). “Party” or “Parties” means SharkNinja or JS Global, individually or collectively, as the case may be.

RECITALS

WHEREAS, SharkNinja and JS Global, or their respective Affiliates, are entering into that certain Separation and Distribution Agreement, dated as of the Effective Date (the “SDA”), pursuant to which JS Global is being separated into two separate, publicly traded companies, one for each of (i) the JS Global Business, which shall be owned and conducted, directly or indirectly, by JS Global and its Affiliates and (ii) the SharkNinja Business, which shall be owned and conducted, directly or indirectly, by SharkNinja and its Affiliates;

WHEREAS, in connection with the transactions contemplated by the SDA, JS Global wishes to receive from SharkNinja, and SharkNinja is willing to provide, certain (i) general product management and strategic planning services to support JS Global’s product strategy and roadmap in the JSG Territory, (ii) product development/R&D services; and (iii) product procurement and supply chain services, in each case as and to the extent set forth herein; and

WHEREAS, this Agreement constitutes the Product Development Agreement referred to in the SDA.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01           Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning set forth in the SDA. For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Affiliate” means, when used with respect to a specified Person and at a point in, or with respect to a period of, time, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person at such point in or during such period of time. For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that, from and after the Disposition Date, solely for purposes of this Agreement, (i) no member of the SharkNinja Group shall be deemed an Affiliate of any member of the JS Global Group and (ii) no member of the JS Global Group shall be deemed an Affiliate of any member of the SharkNinja Group. The Parties agree and acknowledge that the obligations of the Parties and their respective Affiliates pursuant to this Agreement shall not be impacted by way of (i) Wang Xuning’s ownership of SharkNinja or JS Global or (ii) Wang Xuning, Timothy Roberts Warner or Hui Chi Kin Max serving as a director, officer or employee of any member of the SharkNinja Group or the JS Global Group, in each case of the foregoing clauses (i)-(ii), except as otherwise expressly set forth in this Agreement.

(b)            “Arm’s Length Price” refers to the Service Fees or other applicable charges under this Agreement, as determined in accordance with the arm’s length standard under (i) Part 4 of the Taxation (International and Other Provisions) Act 2010, (ii) Treasury Regulations promulgated under Section 482 of the Internal Revenue Code of 1986, as amended, (iii) the Organisation for Economic Cooperation and Development’s transfer pricing guidelines for multinational enterprises and tax administrations, as amended or updated from time to time, or (iv) such other applicable national or multinational standards.

(c)            “Brand License Agreement” means the Brand License Agreement by and between JS Global and SharkNinja.

(d)            “Confidential Information” means any and all confidential and proprietary Information disclosed by or on behalf of a Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) under or in connection with this Agreement, whether in writing or in oral, graphic, electronic or any other form, that is designated, marked or otherwise identified by the Disclosing Party in writing as, or that under the circumstances would reasonably be understood to be, confidential or proprietary. Confidential Information excludes any and all Information that is (i) in the public domain, (ii) lawfully acquired after the Effective Date by the Receiving Party from a Third Party not known to be subject to confidentiality obligations with respect to such Information or (iii) independently developed by the Receiving Party after the Effective Date without reference to any Confidential Information of the Disclosing Party.

(e)            “JSG Territory” means the following: Australia, China (including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), India, Indonesia, Japan, Republic of Korea, New Zealand, Singapore, Thailand, Vietnam and other member countries, as of the Effective Date, of the Association of Southeast Asian Nations.

(f)            “VAT” means (i) value added tax chargeable within the United Kingdom in accordance with the VATA 1994 and legislation and regulations supplemental thereto, (ii) inside the European Union, value added tax charged pursuant to Council Directive 2006/112/EC on the common system of value added tax and (iii) outside the United Kingdom and European Union, any similar sales or turnover tax or goods and services tax.

Section 1.02           References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. References to the definitions contained in this Agreement are applicable to the other grammatical forms of such terms. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Reference in this Agreement to any time shall be to New York City, New York time unless otherwise expressly provided herein. Unless the context requires otherwise, references in this Agreement to “JS Global” shall also be deemed to refer to the applicable member of the JS Global Group, references to “SharkNinja” shall also be deemed to refer to the applicable member of the SharkNinja Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by JS Global or SharkNinja shall be deemed to require JS Global or SharkNinja, as the case may be, to cause the applicable members of the JS Global Group or the SharkNinja Group, respectively, to take, or refrain from taking, any such action. References herein to “domain names”, “email”, “social media” or the like shall include all similar and successor electronic addresses and media. Unless expressly stated otherwise herein, any consent or approval right of a Party hereunder may be granted, withheld or conditioned by such Party in its sole and absolute discretion.

Article II

SERVICES AND DURATION

Section 2.01            Provision of Services. Subject to the terms and conditions of this Agreement, SharkNinja shall provide (or cause to be provided) to JS Global and its Affiliates the services listed in Schedule 1 attached hereto with respect to products to be sold by JS Global and its Affiliates only under and subject to the Brand License Agreement (the “Services”).

Section 2.02            Exception to Obligation to Provide Services. Notwithstanding anything in this Agreement to the contrary, SharkNinja shall not be obligated to provide any Services to the extent the provision of such Services would violate any applicable Law or any Contract to which SharkNinja or its Affiliates are subject; provided, however, that SharkNinja and JS Global shall comply with Section 7.02 in seeking to obtain any Required Consents necessary to provide such Services; provided further that SharkNinja will not, and will cause its Affiliates not to, enter into any Contract during the Term that it knows would materially prevent SharkNinja from providing the Services hereunder.

Section 2.03            Standard of the Provision of Services. Except where expressly provided otherwise in the applicable Schedule, SharkNinja shall, and shall cause its Affiliates to, provide the Services in good faith and to a reasonable commercial standard, and with no less than the degree of care, skill and diligence consistent with the practice of SharkNinja in providing such Services to JS Global and its Affiliates during the twelve (12) month period prior to the Effective Date (to the extent applicable).

Section 2.04           Subcontractors. SharkNinja may reasonably subcontract any of the Services or portion thereof that is not subcontracted as of the Effective Date to any other Person, including any Affiliate of SharkNinja, without the prior written consent of JS Global; provided that (i) subcontracting such Services to another Person, including any Affiliate of SharkNinja, is reasonable, (ii) such other person shall be subject to service standards and confidentiality obligations consistent with those set forth herein, and (iii) SharkNinja shall in all cases remain primarily responsible for all of its obligations hereunder with respect to the Services provided by such subcontractor. SharkNinja shall not enter into an agreement with a subcontractor during the Term that causes a Service Fee to increase more than thirty thousand U.S. dollars ($30,000) without the consent of JS Global; provided that if JS Global does not so consent, SharkNinja shall have no obligation to provide such Service.

Section 2.05            Electronic Access.

(a)            To the extent that the performance or receipt of Services hereunder requires access to a Party’s or its Affiliates’ computer systems, software or other information technology systems, including data contained therein (collectively, the “Systems”) by the other Party or its Affiliates (the “Accessing Group”), the Party whose Group’s Systems are being accessed (the “Providing Group”) shall provide access to (and the Accessing Group may access) such Systems solely for the purpose of, as applicable, providing or receiving the Services. Each Party shall cause its applicable Accessing Group to comply with all of the Providing Group’s policies, procedures and limitations (including with respect to physical security, network access, internet security, confidentiality and personal data security and privacy guidelines and other similar policies, collectively, the “Security Regulations”) to be determined by such Providing Group from time to time and provided in writing to such Accessing Group, and shall not tamper with, compromise or circumvent any security or related audit measures employed by the Providing Group. The Accessing Group shall access and use only those Systems of the Providing Group for which it has been granted the right to access and use.

(b)            While Services are being provided hereunder, the Parties shall take commercially reasonable measures to ensure that no Virus or similar items are coded or introduced into the Services or Systems. With respect to Services or Systems provided by third parties, compliance with the applicable agreement with such third party shall be deemed sufficient commercially reasonable measures. If a Virus is found to have been introduced into any Services or Systems, (i) the Party that discovers the Virus shall promptly notify the other Party and (ii) the Parties shall use commercially reasonable efforts to cooperate and to diligently work together to remediate the effects of the Virus.

(c)            The Parties shall take commercially reasonable measures in providing, accessing and using the Services and Systems hereunder to prevent unauthorized access, use, destruction, alteration or loss of data, information or software contained in the Systems. If, at any time, the Accessing Group reasonably determines that any of its personnel has attempted to circumvent, or has circumvented, the Security Regulations, that any unauthorized personnel has or has had access to the Systems, or that any such personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of the Providing Group, the Accessing Group shall immediately suspend any such person’s access to the Systems and immediately notify the Providing Group; provided that the Parties shall work together to resolve the grounds for suspension and, unless such suspension is of personnel not authorized for access, any such suspended access will promptly be restored after such violation or security risk has been remediated. The Accessing Group shall reasonably cooperate with the Providing Group in investigating any unauthorized access to the Systems.

Section 2.06           Title to Intellectual Property, Confidentiality.

(a)            Except as expressly provided in this Section 2.06, Section 2.07 or in the Brand License Agreement, JS Global acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any Intellectual Property which is owned or licensed by SharkNinja or any of its respective Affiliates or any Third Party by reason of the provision of the Services or access to the Systems. The Parties hereby reserve all rights, title and interest in and to their respective Intellectual Property not expressly licensed to the other Party under Section 2.07 or the Brand License Agreement. Each Party acknowledges that any nonpublic information it obtains of the other Party (including through access to its systems) hereunder shall be “Confidential Information” for purposes of the SDA and subject to the terms and conditions therein relating thereto.

(b)            In performing the Services, SharkNinja shall not incorporate into a product any Intellectual Property that it knows at the time of such incorporation will result in the infringement of valid Intellectual Property rights of any other Person in any material respect.

Section 2.07           No Obligation to Hire or Purchase. For avoidance of doubt, JS Global shall have no right to require SharkNinja to, and SharkNinja shall have no obligation to:

(a)            hire or engage any additional employees or other services providers;

(b)            maintain the employment of any specific employee; or

(c)            purchase, lease or license any additional equipment, software, technology or other resources;

provided, that, the foregoing shall not limit any obligation of SharkNinja to provide Services hereunder.

Section 2.08            Use of Services. Subject to Section 9.02, JS Global shall not resell, license, sublet or transfer any Services to any Person whatsoever or permit the use of the Services it receives under this Agreement by any Person other than in connection with JS Global’s conduct of the operations of its business to the extent consistent with the manner in which such business was conducted prior to the Effective Date or contemplated to be conducted as reflected in the written records of JS Global as of the Effective Date.

Section 2.09            Compliance with Law. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. No Party shall knowingly take any action in violation of any such applicable Law that results in Liability being imposed on the other Party.

Article III

SERVICE FEES AND PAYMENT TERMS

Section 3.01            Service Fees. JS Global shall pay to SharkNinja the fees set forth in Schedule 1 for the respective Services, subject to the annual caps for such fees set forth in such Schedule (the “Service Fees”).

Section 3.02           Arm’s Length Pricing. The Parties shall periodically review the amounts and other terms of all Service Fees and other payments hereunder to ensure that such payments constitute Arm’s Length Prices. If such review determines that any such payment does not constitute an Arm’s Length Price, then a Party may receive additional compensation from the other Party or may pay additional compensation to the other Party, as necessary, and the Parties may adjust the terms of any Service Fees or other payments thereafter in accordance with Section 9.08.

Section 3.03            Payment Terms.

(a)            Any Service Fees payable pursuant to Section 3.01 shall be paid by JS Global to SharkNinja within forty-five (45) days after receipt of a written invoice from SharkNinja at the end of each quarter of the calendar year. SharkNinja or its designated Affiliate shall submit such invoice to JS Global or its designated Affiliate within twenty (20) days after the end of each such quarter, which sets forth the details of the calculation of the Service Fees to be paid by JS Global for such quarter. All Service Fees shall be calculated and paid in U.S. dollars (or, if necessary for legal or tax concerns, other reasonable currency mutually agreed upon by the Parties in writing) in immediately available funds to a bank account designated by SharkNinja in writing to JS Global. For purposes of determining the Service Fees due and payable in U.S. dollars, the exchange rate shall be determined at the date on which such amount is remitted by JS Global, as reported by the Wall Street Journal (or similar or successor publication if the Wall Street Journal is no longer published).

(b)            If JS Global fails to make a Service Fee payment when due, JS Global shall be required to pay, in addition to any such unpaid amounts, interest on such amounts at (i) the Prime Rate, plus two hundred (200) basis points, or (ii) if lower, the highest rate of interest permitted by applicable Law at such time, in each case compounded monthly from, and including, the relevant due date through the actual date of payment.

(c)            Except as set forth in Section 3.04, JS Global shall make all Service Fee payments to SharkNinja without set-off, deduction, recoupment or withholding of any kind for Service Fees or other amounts owed or payable by SharkNinja or its Affiliates to JS Global or its Affiliates, whether under this Agreement or any other Ancillary Agreement, applicable Law or otherwise.

(d)            All amounts treated for the purposes of any VAT as consideration for a supply made pursuant to this Agreement shall be exclusive of applicable VAT. Where SharkNinja is required to account for any VAT to a relevant Tax authority, JS Global shall, subject to the receipt of a valid VAT invoice, pay to SharkNinja (in addition to, and at the same time as, the consideration) the amount of such VAT.

Section 3.04            Taxes. All payments made to SharkNinja under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any payment to SharkNinja, then (i) JS Global shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable Law, and (ii) the sum payable to SharkNinja shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.04), SharkNinja receives an amount equal to the sum it would have received had no such deduction or withholding been made. If any payment made pursuant to this Agreement is eligible for a reduction in the rate of, or the elimination of, any applicable withholding Tax, the Parties agree to cooperate and use commercially reasonable efforts to reduce the applicable rate of withholding or to relieve JS Global of its obligation to withhold such Tax; provided, that for the avoidance of doubt, such cooperation and the provisions of this Section 3.04 shall not require SharkNinja to alter the entities receiving payments under this Agreement.

Section 3.05            Transfer Pricing. If any Party (“the first Party”) suffers a transfer pricing adjustment in relation to any amount paid or payable under this Agreement and that adjustment increases the Tax payable by (or decreases the Tax relief available to) the first Party, the other Party (“the second Party”) shall make a payment to the first Party in an amount equal to that increase in Tax (or decrease in relief). The second Party shall make any payment due hereunder no less than ten (10) days before the Tax referred to in that clause (including any Tax that would not have been payable, or which is payable earlier than would have been the case, if any Tax relief had not been decreased) is payable. For purposes of this Section 3.05, a “transfer pricing adjustment” is any adjustment to the profits or losses of a person for Tax purposes asserted by a Tax authority whether by way of assessment or reassessment or otherwise. The Parties agree to pursue all reasonable legal remedies to avoid double taxation that may result from such a transfer pricing adjustment or from any conforming or correlative adjustments that may be necessary on account of such transfer pricing adjustment.

Article IV

DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

Section 4.01            Disclaimer of Warranties. The Parties acknowledge and agree that neither Party nor its Affiliates is in the business of providing Services of the type contemplated by this Agreement, and that each Party and their respective Affiliates make no representation or warranty with respect thereto. NEITHER PARTY NOR ANY OF ITS AFFILIATES MAKES, NOR IS EITHER PARTY OR ITS AFFILIATES RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE, AND EACH PARTY AND ITS RESPECTIVE AFFILIATES HEREBY EXPRESSLY DISCLAIM THE SAME.

Article V

INDEMNIFICATION; limitations of liability

Section 5.01            Indemnification.

(a)            SharkNinja shall indemnify, defend and hold harmless JS Global and its Affiliates and their respective directors, officers, employees, representatives and agents (the “JS Global Indemnitees”) from and against any and all Indemnifiable Losses of the JS Global Indemnitees to the extent relating to, arising out of, by reason of or otherwise in connection with (i) gross negligence or willful misconduct of SharkNinja or its Affiliates in the performance of this Agreement, and (ii) breach by SharkNinja of this Agreement, in each case (in respect of the foregoing clauses (i)-(ii)), except to the extent that such Indemnifiable Losses are subject to indemnification by JS Global pursuant to Section 5.01(b).

(b)            JS Global shall indemnify, defend and hold harmless SharkNinja and its Affiliates and their respective directors, officers, employees, representatives and agents (the “SharkNinja Indemnitees”) from and against any and all Indemnifiable Losses of the SharkNinja Indemnitees to the extent relating to, arising out of, by reason of or otherwise in connection with (i) gross negligence or willful misconduct of JS Global or its Affiliates in the performance of this Agreement, (ii) breach by JS Global of this Agreement, and (iii) except to the extent subject to indemnification by SharkNinja pursuant to Section 5.01(a), the provision, receipt and use of the Services for, by or on behalf of the JS Global Group hereunder, in each case (in respect of the foregoing clauses (i)-(iii)), except to the extent that such Indemnifiable Losses are subject to indemnification by SharkNinja pursuant to Section 5.01(a).

Section 5.02            Indemnification Procedures. The indemnification procedures set forth in Section 7.4 of the SDA shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 5.03            Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE V), IN NO EVENT SHALL SHARKNINJA, JS GLOBAL OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR (I) ALL SUCH COMPONENTS OF AWARDS PAID TO A THIRD PARTY IN ANY THIRD-PARTY CLAIM INDEMNIFIED HEREUNDER, INCLUDING COMPONENTS OF SUCH THIRD-PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES AND (II) RELATING TO BREACHES OF Article VIII).

Article VI

TERMINATION

Section 6.01           Section 6.01      Term. This Agreement shall commence as of the Effective Date and, unless and until earlier terminated in accordance with Section 6.02, shall continue in full force and effect until the date that is three (3) years from the Effective Date (the “Term”). The Term will automatically renew for successive periods of one (1) year, unless JS Global provides prior written notice ninety (90) days prior to the expiration of the then current Term of its intention to not renew this Agreement.

Section 6.02            Termination.

(a)            This Agreement may be terminated earlier by a Party with respect to its obligations to provide or to cause the provision of Services hereunder if the other Party is in material breach of a material provision of this Agreement and such breach is not corrected within thirty (30) days of a written notice from such Party of such breach and intent to so terminate its obligation to provide and to cause the provision of Services if not so cured. Without limitation to the foregoing, a Party that successfully enforces a claim against the other Party for breach (whether material or not) of this Agreement shall be entitled to reimbursement by the breaching Party of its reasonable costs and attorneys’ fees incurred in connection with such enforcement.

(b)            The Parties may terminate this Agreement upon the mutual consent of both Parties.

(c)            Either Party may terminate this Agreement (or the applicable portion) upon written notice to the other Party in the event that the other Party assigns this Agreement (or such applicable portion) to a Third Party, with such termination to be effective as of the date designated by such terminating Party.

(d)            JS Global may terminate this Agreement at its discretion upon forty five (45) days’ prior written notice to SharkNinja.

Section 6.03            Effect of Termination.

(a)            Except as expressly set forth in this Agreement (including the Schedules), upon expiration or earlier termination of any Service pursuant to this Agreement, SharkNinja shall have no further obligation to provide the terminated or expired Service, and JS Global shall have no obligation to pay any Service Fees relating to any such Service, and the Service Fees in respect of such terminated or expired Services shall cease to accrue; provided that JS Global shall remain obligated to SharkNinja for the Service Fees owed and payable in respect of Services provided prior to the effective date of termination or expiration, shall remain liable for any other costs and expenses pursuant to Section 6.01, and shall remain liable for any applicable Taxes pursuant to Section 3.04. Any such required payments not made within the later of thirty (30) days after the later of the termination date or receipt of an applicable invoice with respect thereto shall be subject to the late charges set forth in Section 3.03. In connection with termination or expiration of any Service, the provisions of this Agreement not relating solely to such terminated or expired Service shall survive any such termination or expiration. Notwithstanding anything to the contrary contained herein, upon any expiration or earlier termination of this Agreement or any Services, SharkNinja shall (at the sole cost and expense of JS Global) cooperate with all reasonable requests by JS Global in connection with the transition of the Services, including the transfer of data to JS Global or its designee (in a suitable electronic format as may be necessary or appropriate to enable JS Global to access and use such data or in the format maintained by SharkNinja), until such time as the transition is completed to JS Global reasonable satisfaction.

(b)            In connection with an expiration or earlier termination of this Agreement, Article I, Section 2.06, Article III (solely with respect to payment obligations that accrued prior to the effective date of expiration or termination), Article IV, Article V, this Article VI, Article VII, Article VIII, Article IX and liability for all owed and unpaid Service Fees, Taxes and other costs and expenses specified in this Agreement shall continue to survive indefinitely and any liability for other breaches of this Agreement shall survive the end of the Term (whether by expiration or termination).

Section 6.04            Force Majeure.

(a)            Subject to Section 6.03(b), no Party (or other Person acting on its behalf) shall have any liability for any expense, loss or damage whatsoever arising from, or responsibility for failure to fulfill any obligation under, this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, delayed or otherwise made impracticable as a consequence of an event beyond the reasonable control of such Person, including acts of God, floods, riots, fires or other natural disasters, explosions, sabotage, civil commotion or civil unrest, interference by civil or military authorities, epidemics, pandemics, acts of war (declared or undeclared), armed hostilities or other national or international calamity, acts of terrorism (including by cyberattack or otherwise) and failure or interruption of networks or energy sources, in each case, which such events cause cessation, interruption or hindrance of the performance of any obligation under this Agreement (“Force Majeure”). In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall use commercially reasonable efforts to resume the performance of such obligations as soon as reasonably practicable (provided that a Party shall not be required to settle a labor dispute (or resolve a labor stoppage or slowdown) other than as it may determine in its sole judgment), and if SharkNinja is the Person so prevented then JS Global shall not be obligated to pay the Service Fee (or portion thereof) for a Service to the extent and for so long as such Service (or portion thereof) is not made available to JS Global hereunder as a result of such Force Majeure.

(b)            Notwithstanding the foregoing, during the period of a Force Majeure preventing provision of applicable Services to JS Global pursuant to Section 6.04(a), SharkNinja shall use its commercially reasonable efforts and reasonably cooperate with JS Global to arrange for the provision of such Services impacted by the Force Majeure, and JS Global shall be entitled to seek an alternative service provider with respect to such Services, at the sole cost and expense of JS Global; provided that JS Global shall have no obligation to pay to SharkNinja the applicable Service Fees for a Service to the extent not provided to JS Global due to a Force Majeure.

Article VII

MANAGEMENT AND CONTROL

Section 7.01           Cooperation.

(a)            JS Global shall not, and shall cause its Affiliates to not, take any action which it knows would interfere with or increase (other than in a de minimis manner) the cost of SharkNinja providing (or causing to be provided) any of the Services. During the Term, JS Global shall cooperate in good faith with SharkNinja with respect to SharkNinja providing the Services and, without limitation of the foregoing, JS Global shall (a) make available on a timely basis to SharkNinja all information and materials reasonably requested by SharkNinja to enable SharkNinja to provide the applicable Services and (b) provide to SharkNinja reasonable access to its and its Affiliates’ premises, facilities and personnel to the extent reasonably necessary for SharkNinja to provide the applicable Services. SharkNinja and its Affiliates shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented by JS Global and its Affiliates in connection with this Agreement. SharkNinja shall not be liable for any impairment of any Service to the extent caused by or relating to its not receiving the information, materials or access required by this Section 7.01(a), either timely or at all, or by its receiving inaccurate or incomplete information from JS Global that is required or reasonably requested regarding that Service.

(b)            To the extent the Parties or a member of their respective Group have entered into any third-party Contracts in connection with any of the Services, JS Global and its Affiliates shall comply in all material respects with the terms of such agreement applicable to JS Global’s (and its Affiliates’) use of such Services, to the extent JS Global has been provided reasonable prior notice of such terms.

Section 7.02            Required Consents. Each Party shall use commercially reasonable efforts to obtain any and all third-party consents, licenses, approvals, or amendments to existing agreements necessary or advisable to allow SharkNinja to provide the Services (the “Required Consents”); provided that the costs of obtaining, or seeking to obtain, such Required Consents shall be paid by JS Global in respect of the Services; provided, further, that SharkNinja shall have provided to JS Global reasonable prior notice and JS Global shall have provided its prior written consent, in each case, to any such payments in an amount greater than thirty thousand U.S. dollars ($30,000); provided, however, that if JS Global does not so consent, SharkNinja shall have no obligation to provide such Service. Each Party shall reasonably cooperate with the other in connection with obtaining Required Consents upon such other Party’s request. If, with respect to a Service, the Parties, despite the use of such commercially reasonable efforts, are unable to obtain a required Third Party consent, SharkNinja shall have no obligation to provide such Service; provided that the Parties shall use commercially reasonable efforts and reasonably cooperate with each other to minimize the adverse impact therefrom and to identify and arrange for the provision of substitute or alternative services for such Service to the extent reasonably practicable.

Section 7.03            No Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party or its Affiliates acting as an agent of the other Party or its Affiliates. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

Article VIII

CONFIDENTIALITY

Section 8.01            Confidentiality. Each Party acknowledges that, in connection with this Agreement, it or its Affiliates may gain access to Confidential Information of the other Party or its Affiliates. Each Receiving Party shall (i) not use the Confidential Information of the Disclosing Party, other than as necessary to exercise its rights and perform its obligations under this Agreement, and (ii) maintain the Confidential Information of the Disclosing Party in strict confidence and, subject to Section 8.02, not disclose the Confidential Information of the Disclosing Party without the Disclosing Party’s prior consent; provided, that the Receiving Party may disclose the Confidential Information as otherwise permitted in this Article VII.

Section 8.02            Disclosure. The Receiving Party may disclose, or may permit disclosure of, Confidential Information of the Disclosing Party (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information for auditing and other non-commercial purposes and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a Governmental Entity that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party (or member of its Group) against the other Party (or member of such other Party’s Group) or in respect of claims by one Party against the other Party (or member of such other Party’s Group) brought in a proceeding, (iv) as necessary in order to permit a Party (or member of its Group) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) as necessary for a Party (or member of its Group) to enforce its rights or perform its obligations under this Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic or financing transaction, to the extent reasonably necessary in connection therewith; provided, that an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party (and/or any applicable member of its Group) a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

Article IX

MISCELLANEOUS

Section 9.01           Dispute Resolution. The Parties acknowledge and agree that the Article IX of the SDA is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement to the extent applicable, mutatis mutandis.

Section 9.02           Assignment. Neither this Agreement nor any of the rights, interests or obligations of a Party under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by such Party without the prior consent of the other Party; provided, that such first Party (i) may assign, in whole or in part, by operation of law or otherwise, this Agreement to one or more of its Affiliates, and (ii) subject to Section 6.02(c), may assign, in whole or in relevant part, by operation of law or otherwise, this Agreement to the successor to all or the relevant portion of the business or assets to which this Agreement relates; provided, further, that (x) the assigning Party shall promptly notify the non-assigning Party in writing of any assignments it makes under the foregoing clause (ii), and (y) in either case of the foregoing clauses (i) or (ii), the party to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Any assignment or other disposition in violation of this Section 9.02 shall be void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party.

Section 9.03            Entire Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the SDA or any other Ancillary Agreement or Continuing Arrangement (except for the Brand License Agreement), this Agreement shall control, and in the event and to the extent that there shall be a conflict between this Agreement and the Brand License Agreement then the Brand License Agreement shall control.

Section 9.04            Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 9.05            Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service by email (provided no “error” message or other notification of non-delivery is received by the sender of any such email; followed by delivery of an original via overnight courier service) or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.05):

To JS Global:

JS Global Trading HK Limited
[•]
[•]
Attn: [•]
Email: [•]

with a copy (which shall not constitute notice) to:

Clifford Chance LLP
[•]
[•]
Attn: [•]
Email: [•]

To SharkNinja:

SharkNinja, Inc.
[•]
[•]
Attn: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
[•]
[•]
Attn: [•]
Email: [•]

Section 9.06           Waivers; Consents. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent or approval required or permitted to be given by a Party to the other Party or its Affiliates under this Agreement shall be in the sole and absolute discretion of the Party giving, conditioning or denying such consent or approval (unless a different standard is expressly set forth herein therefor), shall only be effective if given in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).

Section 9.07           Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 9.08            Amendment. This Agreement may not be modified or amended except by an agreement in writing signed by both Parties.

Section 9.09            No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is a breach or, in the case where a Party acts in concert with any Person who takes such action, would be a breach of any of the provisions of this Agreement.

Section 9.10            Third Party Beneficiaries. Except as specifically provided herein, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon Third Parties any remedy, claim, liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 9.11            Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 9.12            Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

Section 9.13            Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.14            No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SharkNinja Europe Ltd.

By:
Name:
Title:

JS Global Trading HK Limited

By:
Name:
Title: